Exhibit 10.3

                                 FIRST AMENDMENT
                                       TO
                            DOLLAR TREE STORES, INC.
                              STOCK INCENTIVE PLAN


     THIS FIRST AMENDMENT ("Amendment") to the Dollar Tree Stores, Inc. Stock Incentive Plan ("Plan") made as of the 18th day of March, 1997 by Dollar Tree Stores, Inc. ("Company"). All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

     WHEREAS, the Company wishes to amend the Plan to increase the number of shares which may be granted in a calendar year and make certain other changes.

     NOW THEREFORE, the Board of Directors hereby adopts this Amendment upon the following terms and conditions effective as of March 18, 1997:

1. The first and second sentences of Section 4.1 shall be amended and restated as follows:

     Subject to adjustment as provided in Section 4.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 900,000 (which number reflects the adjustment for the prior stock dividend) shares of Common Stock. No options for more than 45,000 shares may be granted to any one Participant in any calendar year.

2. Section 4.3.1 shall be amended to add the following sentence at the end thereof:

     To the extent that such Committee action shall include an increase or decrease in the number of securities subject to outstanding Options under this Plan, the aggregate number of shares of Common Stock available under
     Section 4.1 of this Plan for issuance on exercise of outstanding Options and of additional Options that may be granted shall be increased or decreased proportionately, as the case may be.

WITNESS the signature of the undersigned officer of Dollar Tree Stores, Inc.


                            Dollar Tree Stores, Inc.


                            By /s/ H. Ray Compton
                            ---------------------
                            H. Ray Compton
                            Executive Vice President